UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 17, 2012

Western Liberty Bancorp

(Exact name of registrant as specified in its charter)

Delaware	001-33803	26-0469120
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8363 W. Sunset Rd., Suite 350, Las Vegas, Nevada 89113

(Address of principal executive offices)

(702) 966-7400

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 1.01	Entry into a Material Definitive Agreement

On August 17, 2012, Western Liberty Bancorp, a Delaware corporation (the “Company” or “WLBC”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Western Alliance Bancorporation, a Nevada corporation (“WAL”). Subject to the terms and conditions of the Merger Agreement, WLBC will merge with and into WAL, with WAL being the surviving corporation (the “Merger”). Immediately following the consummation of the Merger, Service1st Bank of Nevada, a Nevada-state chartered bank and a wholly owned subsidiary of WLBC (“Service1st Bank”), will merge with and into Bank of Nevada, a Nevada state-chartered bank and a wholly owned subsidiary of WAL, with Bank of Nevada being the surviving bank (the “Bank Merger”), pursuant to a separate merger agreement between Bank of Nevada and Service1st Bank. The Merger and Bank Merger have been unanimously approved by the board of directors of WLBC and WAL.

At the effective time of the Merger (the “Effective Time”), each outstanding share of WLBC common stock, other than any dissenting shares and any shares held by WLBC or WAL, will be converted into the right to receive, at the election of each holder, either (x) $4.02 in cash (the “Per Share Cash Consideration”) or (y) 0.4341 shares of WAL common stock (the “Exchange Ratio”). Elections will be subject to proration provisions whereby 50% of WLBC shares will be exchanged for WAL common stock and 50% for cash, subject to possible adjustment, if necessary to preserve the desired characterization of the transaction as a tax-free reorganization. The Per Share Cash Consideration and Exchange Ratio have been calculated based on the existing shares of WLBC stock outstanding as of August 17, 2012 and assuming the conversion of outstanding restricted stock units, the vesting of restricted stock, and no exercise of any stock options (all of which are out-of-the-money). The Exchange Ratio may also be affected by the exercise of termination rights, as described below. No fractional shares of WLBC common stock will be issued in the Merger, with holders receiving cash (without interest) in lieu of fractional shares.

As of immediately prior to and conditioned upon the occurrence of the Effective Time, unvested options to purchase WLBC common stock will become fully vested and exercisable and, as of the Effective Time, will be canceled. Holders of all unexercised WLBC stock options outstanding immediately prior to the Effective Time will be entitled to receive, as of the Effective Time, a cash payment in an amount equal to the product of (i) the number of shares of WLBC common stock subject to the option and (ii) the excess, if any, of (A) the Per Share Cash Consideration over (B) the exercise price per share subject to the option, less any applicable taxes. Immediately prior to and conditioned upon the occurrence of the Effective Time, each outstanding WLBC restricted stock award and each outstanding WLBC restricted stock unit will become fully vested and converted into a right to receive the merger consideration, less any applicable taxes.

The Merger Agreement contains representations and warranties customary for transactions of this type. In addition, WLBC has agreed to various customary covenants and agreements, including, among others, (i) to conduct its business in the ordinary course consistent with past practice during the interim period between the execution of the Merger Agreement and the Effective Time, (ii) not to engage in certain kinds of transactions during this period, (iii) to convene and hold a meeting of its stockholders to consider and vote upon the Merger, (iv) to recommend approval of the Merger to its stockholders and, subject to certain exceptions, not make any changes to such recommendation, (v) not initiate, solicit, encourage or knowingly facilitate any alternative proposal to acquire WLBC; and (vi) subject to certain exceptions, not to provide any non-public information in connection with any such proposal, or engage in any discussions or negotiations regarding or any such proposal.

The consummation of the Merger is subject to customary conditions, including receipt of regulatory approvals, receipt of the requisite approval of the stockholders of WLBC, the absence of any law or order prohibiting the closing, and effectiveness of the registration statement to be filed by WAL with respect to the stock to be issued in the Merger.

The Merger Agreement contains customary termination rights for WLBC and WAL. In addition, WAL is entitled to a termination fee of $2.0 million plus up to $400,000 in expenses if the Merger Agreement is terminated under certain specified circumstances, including (i) a termination following a failure to obtain WLBC stockholder approval and (x) a third party publicly announces an acquisition proposal prior to the stockholder meeting and (y) within 12 months after the WLBC stockholder meeting, WLBC enters into an agreement for an acquisition transaction or (ii) a termination by WLBC as a result of a superior competing transaction.

Additionally, WLBC may terminate the Merger Agreement if the volume weighted average closing price of WAL common stock during the twenty trading day period ending on the date of receipt of all required regulatory approvals is less than $7.41 and WAL’s common stock underperforms a specified peer-group index by more than 20%, unless WAL elects to make a compensating adjustment to the Exchange Ratio. WAL may terminate the Merger Agreement if the average closing price of WAL common stock during the same period is more than $11.11 and WAL’s common stock outperforms a specified peer-group index by more than 20%, unless WLBC elects to make a compensating adjustment to the Exchange Ratio.

Concurrently with entering into the Merger Agreement, the directors and executive officers of WLBC entered into a Support Agreement with WAL pursuant to which such individuals agreed to vote their shares of WLBC common stock in favor of the Merger.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about WLBC, WAL or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of WLBC, WAL or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by WLBC.

Item 8.01	Other Events.

On August 17, 2012, WLBC and WAL issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

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FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains statements regarding the proposed transaction between WLBC and WAL, the expected timetable for completing the transaction, future financial and operating results, benefits and synergies of the proposed transaction and other statements about the future expectations, beliefs, goals, plans or prospects of the management of each of WAL and WLBC. These statements are based on current expectations, estimates, forecasts and projections and management assumptions about the future performance of each of WAL and WLBC and the surviving corporation, as well as the businesses and markets in which they do and are expected to operate. These statements constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “estimates,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “seeks,” and variations of such words and similar expressions are intended to identify such forward-looking statements which are not statements of historical fact. These forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to assess. Actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The closing of the proposed transaction is subject to regulatory approval, the approval of the stockholders of WLBC, and other customary closing conditions. There is no assurance that such conditions will be met or that the proposed transaction will be consummated within expected time frame, or at all. If the transaction is consummated, factors that may cause actual outcomes to differ from what is expressed or forecasted in these forward-looking statements include, among things: difficulties and delays in integrating WLBC and WAL and achieving anticipated synergies, cost savings and other benefits from the transaction; higher than anticipated transaction costs; deposit attrition, operating costs, customer loss and business disruption following the merger, including difficulties in maintaining relationships with employees, may be greater than expected; required governmental approvals of the merger may not be obtained on its proposed terms and schedule, or without regulatory constraints that may limit growth; competitive pressures among depository and other financial institutions may increase significantly and have an effect on revenues; the strength of the United States economy in general, and of the local economies in which the surviving corporation will operate, may be different than expected, which could result in, among other things, a deterioration in credit quality or a reduced demand for credit and have a negative effect on the surviving corporation’s loan portfolio and allowance for loan losses; changes in the U.S. legal and regulatory framework; and adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) which would negatively affect the surviving corporation’s business and operating results. For a more complete list and description of such risks and uncertainties, refer to WLBC’s Form 10-K for the year ended December 31, 2011, as amended, WAL’s Form 10-K for the year ended December 31, 2011, as well as other filings made by WLBC and WAL with the Securities and Exchange Commission (the “SEC”). Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, WLBC disclaim any intention or obligation to update any forward-looking statements, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

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Additional Information and Where to Find It

This communication is being made in respect of the proposed merger involving the Company and WAL.

In connection with the proposed merger, WAL will file with the SEC a registration statement on Form S-4 that will include a proxy statement of the Company that also constitutes a prospectus of WAL. The Company will mail the proxy statement/prospectus to its stockholders. Investors and security holders are urged to read the proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain a free copy of the proxy statement/prospectus (when available) and other related documents filed by the Company and WAL with the SEC at the SEC’s website at www.sec.gov. The proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing the Company’s website at www.wlbancorp.com under the tab “Investor Relations” and then under the heading “Financial Information” or by accessing WAL’s website at www.westernalliancebancorp.com under the tab “Investor Relations” and then under the heading “Financial Documents”.

Participants in Solicitation

The Company, WAL and their respective directors, executive officers, certain other members of management and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the merger. Information concerning the Company’s participants will be set forth in the proxy statement/prospectus when it is filed with the SEC.

You can find information about the executive officers and directors of the Company in its Annual Report on Form 10-K for the year ended December 31, 2011, as amended, and in its definitive proxy statement filed with the SEC on April 26, 2012. You can find information about WAL’s executive officers and directors in its Annual Report on Form 10-K for the year ended December 31, 2011 and in its definitive proxy statement filed with the SEC on March 16, 2012. You can obtain free copies of these documents from the Company or WAL using the information above.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger, dated as of August 17, 2012, by and between Western Alliance Bancorporation and Western Liberty Bancorp

99.1	Joint Press Release dated August 17, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN LIBERTY BANCORP,
a Delaware corporation

Date: August 21, 2012	By:	/s/ William Martin
William Martin
Chief Executive Officer

Exhibit Index

2.1	Agreement and Plan of Merger, dated as of August 17, 2012, by and between Western Alliance Bancorporation and Western Liberty Bancorp

99.1	Joint Press Release dated August 17, 2012.